Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-175704) of Advantest Corporation,

(2)	Registration Statement (Form S-8 No. 333-175666) of Advantest Corporation,

(3)	Registration Statement (Form S-8 No. 333-169624) of Advantest Corporation,

(4)	Registration Statement (Form S-8 No. 333-161977) of Advantest Corporation,

(5)	Registration Statement (Form S-8 No. 333-153610) of Advantest Corporation,

(6)	Registration Statement (Form S-8 No. 333-146218) of Advantest Corporation,

(7)	Registration Statement (Form S-8 No. 333-141394) of Advantest Corporation, and

(8)	Registration Statement (Form S-8 No. 333-97107) of Advantest Corporation;

of our reports dated June 27, 2012, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Advantest Corporation and subsidiaries, included in this Form 20-F/A (Amendment No. 1).

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

August 6, 2012